UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2018

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On April 27, 2018, the Board of Directors (the “Board”) of Marina Biotech, Inc. (the “Company”) increased the size of the entire Board from five (5) directors to seven (7) directors, and it appointed each of Erik Emerson and Tim Boris to fill the vacancies created thereby. The Board took the foregoing actions in accordance with Article II, Section 2, and Article II, Section 5, respectively, of the Amended and Restated By-Laws of the Company. Messrs. Emerson and Boris were also appointed to serve as members of the newly-created Budget Committee of the Board, along with existing director Donald A. Williams. The foregoing actions and appointments became effective on April 27, 2018.

Mr. Boris is an experienced General Counsel and business executive who has served on or been legal advisor to executive and leadership teams in multiple industries. He served as the President of SpendSmart Networks, Inc. from April 19, 2016 until March 2017. Mr. Boris served as General Counsel and Secretary of SpendSmart Networks, Inc. from January 20, 2015 and February 21, 2015, respectively, until March 2017. Mr. Boris previously served as Vice President of Legal Affairs and General Counsel for Restorgenex Corporation (currently Diffusion Pharmaceuticals) from August 2011 until January 19, 2015. He received a Bachelor’s of Business Administration from the University of Michigan and a juris doctorate from the University of San Diego School of Law.

Mr. Emerson has served as the Chief Commercial Officer of the Company since June 22, 2017. Mr. Emerson has served as the Chief Executive Officer and President of Symplmed Pharmaceuticals since he founded that company in 2013. During his time at Symplmed Pharmaceuticals, Mr. Emerson led that company to the submission, approval and commercial launch of Prestalia, and to the eventual sale of such assets to the Company in June 2017. He also spearheaded the development and launch of Symplmed’s DyrctAxess technology, a patented software designed to manage prescription fulfillment and patient monitoring. DyrctAxess has demonstrated a significant impact on patient conversion to treatment, long-term compliance and overall patient retention. Prior to founding Symplmed, Mr. Emerson served as the head of Commercial Development at XOMA from 2010 to 2013, and as Director of Marketing at Gilead Sciences from 2007 to 2010. Mr. Emerson began his career at King Pharmaceuticals in sales, sales training and marketing. Mr. Emerson, age 47, graduated from the University of Oregon with a Bachelor of Arts in Political Science with a specialization in Administration and Organization.

Messrs. Emerson and Boris were identified to serve as members of the Board by the holders of a majority of the shares of the Series E Convertible Preferred Stock of the Company (the “Series E Stock”) that were sold upon the closing of the private placement of Series E Stock and warrants to purchase shares of the Company’s common stock on April 16, 2018 (the “Private Placement”), pursuant to the director designation right contained in the subscription agreements that the Company entered into with the purchasers of its securities in connection with such private placement.

Neither Mr. Emerson nor Mr. Boris has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

It is anticipated that Messrs. Emerson and Boris will participate in the equity and cash compensation programs generally available to members of the Board. Mr. Emerson will also continue to receive such compensation as is due to him in his capacity as Chief Commercial Officer of the Company pursuant to that certain employment offer letter dated June 5, 2017 by and between the Company and Mr. Emerson, as amended from time to time.

Resignation of Directors

On May 2, 2018, each of Philip C. Ranker and Philippe P. Calais, Ph.D. resigned as members of the Board, and all committees thereof, effective immediately. In connection with their resignations: (i) each of Mr. Ranker and Dr. Calais released the Company from all claims arising prior to the date of his resignation; (ii) the Company granted to Mr. Ranker fully-vested options to purchase up to 200,000 shares of the common stock of the Company at an exercise price equal to $0.98 per share of common stock; and (iii) the Company granted to Dr. Calais fully-vested options to purchase up to 80,000 shares of the common stock of the Company at an exercise price equal to $0.98 per share of common stock. The foregoing options are exercisable for a period of five years from the grant date.

Resignation of Chief Executive Officer

On May 2, 2018, the Board accepted the resignation of Joseph W. Ramelli, the Chief Executive Officer of the Company, whereby Mr. Ramelli resigned as an officer of the Company, and as a director and/or officer of any and all subsidiaries of the Company, effective immediately, to pursue other opportunities. In connection with his resignation, Mr. Ramelli released the Company from all claims arising prior to the date of his resignation and affirmed his obligations to be bound by the restrictive covenants contained in the employment agreement between Mr. Ramelli and the Company dated February 2, 2017, and the Company: (i) agreed to make severance payments to Mr. Ramelli in the amount of $60,000 to be paid over a six (6) month period; and (ii) granted to Mr. Ramelli fully-vested options, exercisable for a period of five years from the grant date, to purchase up to 100,000 shares of the common stock of the Company at an exercise price equal to $0.98 per share of common stock.

Appointment of Interim Chief Executive Officer

On May 2, 2018, the Board appointed Vuong Trieu, the Executive Chairman of the Company, to serve as Interim Chief Executive Officer of the Company, to replace Mr. Ramelli, effective immediately. In his capacity as Interim Chief Executive Officer, Dr. Trieu shall receive a salary from the Company in the amount of $20,000 per month.

Dr. Trieu has served as a director of the Company, and as the Chairman of its Board of Directors, since November 2016. He has also served as Executive Chairman of the Company since June 30, 2017. Dr. Trieu currently serves as the Chairman of the Board and the Chief Executive Officer at Autotelic Inc. (since May 2014), as the Chairman of the Board and the Chief Regulatory Officer at each of Glucotelic Inc. (since November 2016), Osteotelic Inc. (since July 2016), Oncotelic Inc. (since October 2015) and Stocosil (since February 2015), and as the Chairman of the Board and the Chief Operating Officer at LipoMedics Inc. (since August 2015). He previously served as Chairman of the Board and President of IThenaPharma Inc. from August 2014 until that entity’s merger with the Company in November 2016, as the Chief Scientific Officer of Sorrento Therapeutics, Inc. from September 2013 until May 2014, as the President and Chief Executive Officer at IgDraSol Inc. from January 2012 until August 2013, as the President and Chief Executive Officer at Biomiga Diagnostics from 2011 until August 2013, and as the Director of Biology / Pharmacology at Abraxis BioScience from November 2002 until July 2011. He also served as a member of the Board of Directors of Sorrento Therapeutics, Inc. from September 2013 until August 2014. Dr. Trieu, age 54, received a Ph.D. in microbiology / molecular biology from the University of Oklahoma.

Dr. Trieu was appointed to serve as a member of the Board pursuant to that certain Agreement and Plan of Merger dated as of November 15, 2016 by and among the Company, Ithena Acquisition Corporation, IthenaPharma Inc. and Dr. Trieu as the representative of the stockholders of IthenaPharma Inc. (the “Merger Agreement”). Other than as a result of the Merger Agreement, the transactions contemplated thereby and the agreements entered into in connection therewith, there are no arrangements or understandings between Dr. Trieu and any other persons pursuant to which Dr. Trieu was selected as a director. There are also no family relationships between Dr. Trieu and any director or executive officer of the Company, other than that Falguni Trieu, the Director of Business Development, is the spouse of Dr. Trieu.

In addition, there are no transactions between the Company and Dr. Trieu or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, other than that: (A) the Company and Dr. Trieu are parties to a Line Letter pursuant to which Dr. Trieu offered to the Company an unsecured line of credit in an amount not to exceed $540,000, to be used for current operating expenses (the outstanding principal balance of which line of credit, plus accrued and unpaid interest thereon, converted into shares of Series E Stock and warrants to purchase shares of the Company’s common stock upon the closing of the Private Placement); (B) Dr. Trieu is the Chief Executive Officer of Autotelic LLC, with which entity the Company entered into a License Agreement dated November 15, 2016; (C) Dr. Trieu is the Chairman of the Board of Directors of Autotelic Inc., with which entity the Company entered into a Master Services Agreement dated November 15, 2016, and which entity offered to the Company an unsecured line of credit in an amount not to exceed $500,000 in April 2017 (the outstanding principal balance of which line of credit, plus accrued and unpaid interest thereon, converted into shares of Series E Stock and warrants to purchase shares of the Company’s common stock upon the closing of the Private Placement); (D) Dr. Trieu is the Chairman of the Board of Directors and Chief Operating Officer of LipoMedics Inc., with which entity the Company entered into a License Agreement and a Stock Purchase Agreement, each dated February 6, 2017; (E) Dr. Trieu is the Chairman of the Board of Directors and Chief Executive Officer of Oncotelic Inc., with which entity the Company entered into a License Agreement dated July 17, 2017; and (F) Dr. Trieu is the Chief Executive Officer of Autotelic LLC, which entity owns approximately 19% of the issued and outstanding shares of the common stock of Autotelic BIO, with which entity the Company entered into a binding term sheet on January 11, 2018 regarding the licensing of the Company’s IT-103 product candidate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

May 3, 2018	By:	/s/ Vuong Trieu
	Name:	Vuong Trieu
	Title:	Executive Chairman and Interim CEO